                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                         GTS DURATEK, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on  the table  below per  Exchange Act  Rules 14a-6(i)(4)  and
     0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

PRELIMINARY COPY -- FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE
                    COMMISSION ONLY.

                               GTS DURATEK, INC.
                               8955 GUILFORD ROAD
                                   SUITE 200
                            COLUMBIA, MARYLAND 21046

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 16, 1996

To the Stockholders:

    Notice is hereby given that a Special Meeting of Stockholders of GTS Duratek, Inc. (the "Company") will be held at the offices of the Company, 8955 Guilford Road, Suite 200, Columbia, Maryland 21046, on the 16th day of April, 1996 at 10:00 a.m., Eastern Standard Time, for the following purposes:

    1. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company.

    2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of Common Stock and 8% Cumulative Convertible Redeemable Preferred Stock as of the close of business on February 22, 1996 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Diane R. Brown
                                          SECRETARY

Columbia, Maryland
April 2, 1996

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                               GTS DURATEK, INC.
                               8955 GUILFORD ROAD
                                   SUITE 200
                            COLUMBIA, MARYLAND 21046

                            ------------------------

                                                              Columbia, Maryland
                                                                April 2, 1996

                                PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of GTS Duratek, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of the Company, 8955 Guilford Road, Suite 200, Columbia, Maryland 21046 on the 16th day of April, 1996 at 10:00 a.m. Eastern Standard Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was April 2, 1996.

    Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Special Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Special Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

    The Proxies in the accompanying form will be voted in accordance with the specifications made thereon and where no specifications are given, such Proxies will be voted FOR the amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized Common Stock of the Company. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting.

    The affirmative vote of a majority of the voting power of the outstanding voting stock of the Company will be required for adoption of the amendment to the Company's Certificate of Incorporation. HOLDERS OF MORE THAN A MAJORITY OF SUCH VOTING POWER HAVE EXPRESSED AN INTENTION TO VOTE IN FAVOR OF THE AMENDMENT. On such matter, abstentions and broker non-votes will have the same effect as a vote against the amendment. On all other matters, a majority of the votes cast at the meeting, with a quorum present, is required to approve the matter. Abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of such matters.

    The solicitation of proxies generally will be by mail and by directors, officers, and regular employees of the Company. In some instances, solicitation may be made by telephone or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in forwarding such material.

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on February 22, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting. The issued and outstanding stock of the Company on February 22, 1996 consisted of 9,579,153 shares of Common Stock, par value $.01 per share (the "Common Stock") and 160,000 shares of 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"). For all of the matters to be voted on at the Special Meeting, the holders of the Common Stock and the Convertible Preferred Stock will vote as a single class. Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock entitles the holder thereof to cast a number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock is convertible. The current number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible is 33-1/3. Accordingly, the outstanding shares of Convertible Preferred Stock represent 5,333,333 votes in the aggregate when voting with the shares of Common Stock as a single class. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of voting stock, representing a majority of the number of votes entitled to be cast.

    The Carlyle Group and its affiliates ("Carlyle") beneficially own 150,692 shares of Convertible Preferred Stock outstanding and 2,040,616 shares of Common Stock outstanding, or an aggregate of 47.4% of the outstanding voting securities of the Company. National Patent Development Corporation, a Delaware corporation ("National Patent"), beneficially owns 2,947,972 shares of the outstanding Common Stock, representing 19.8% of the outstanding voting securities of the Company. CARLYLE AND NATIONAL PATENT HAVE EACH ADVISED THE COMPANY THAT THEY
CURRENTLY INTEND TO VOTE ALL THE SHARES BENEFICIALLY OWNED BY THEM FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. CONSEQUENTLY, IF SUCH SHARES ARE SO VOTED, NO ADDITIONAL VOTES WILL BE REQUIRED TO APPROVE THIS MATTER. See "Security Ownership of Certain Beneficial Owners and Management".

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    On January 24, 1995, the Company issued for $16 million 160,000 shares of Convertible Preferred Stock, and an option (the "Company Option") to purchase up to an additional 1.25 million shares of newly issued Common Stock from the Company at any time prior to January 24, 1999 at $3.75 per share to investment partnerships sponsored and controlled by Carlyle. The Convertible Preferred Stock is convertible into Common Stock at a conversion price of $3 per share. In addition, as part of this financing transaction (the "Financing Transaction"), Carlyle acquired 1,666,667 shares of Common Stock of the Company owned by National Patent, the Company's largest stockholder, for $3 per share and had the option (the "NPD Option") to purchase up to an additional 500,000 shares of the Company's Common Stock from National Patent at any time prior to January 24, 1996 at an exercise price of $3.75 per share. Carlyle exercised the NPD Option in full on December 22, 1995. Prior to the Financing Transaction, National Patent owned 59.9% of the outstanding shares of Common Stock and was in control of the Company.

    Assuming the conversion of all of the Convertible Preferred Stock into Common Stock, Carlyle would own 47.4% of the Common Stock of the Company, excluding the effects of the exercise of the Company Option and all other outstanding warrants, convertible securities and employee stock options. Assuming the conversion of all of the Convertible Preferred Stock into Common Stock and assuming Carlyle's exercise in full of the portion of the Company Option that it owns (but not the exercise of outstanding warrants, convertible securities and employee stock options), Carlyle would own 52.2% of the Company's Common Stock.

    The terms of the Convertible Preferred Stock provide that the holders of a majority of the Convertible Preferred Stock have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. As part of the Financing Transaction and the sale of the Company's Common Stock from National Patent to Carlyle, the Company, Carlyle and National Patent entered into a stockholders' agreement (the "Stockholders' Agreement") whereby, among other things, National Patent agreed to vote the remaining shares of Common Stock that it owns in favor of the Carlyle designees to the Company's Board of Directors. As a result of the Financing Transaction, Carlyle has the ability, through its stock ownership, the terms of the Convertible Preferred Stock and the terms of the Stockholders' Agreement, to elect a majority of the Company's Board of Directors and effectively control the Company.

    The following table sets forth, at February 22, 1996, the amount and percentage of the Company's outstanding Common Stock and Convertible Preferred Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table in the Company's proxy statement for the 1995 Annual Meeting of Stockholders, all directors and officers as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of the Company's Common Stock or Convertible Preferred Stock.

                                                                 COMMON STOCK              CONVERTIBLE PREFERRED STOCK
                                                      -----------------------------------  ---------------------------
                                                                            PERCENT OF                    PERCENT OF
                                                            NUMBER             CLASS          NUMBER         CLASS
NAME                                                      OF SHARES         OUTSTANDING     OF SHARES     OUTSTANDING
----------------------------------------------------  ------------------  ---------------  ------------  -------------
Daniel A. D'Aniello.................................     3,217,894(1)            29.9%        150,692(1)       94.2%
William E. Conway, Jr...............................     3,217,894(1)            29.9%        150,692(1)       94.2%
Jerome I. Feldman...................................     2,998,972(2)(3)         31.2%          --            --
Martin M. Pollak....................................     3,006,742(2)(4)         31.3%          --            --
Robert E. Prince....................................        74,300(5)            *              --            --
Robert F. Shawver...................................        44,800(5)            *              --            --
Earle C. Williams...................................         1,000              --              --            --
Steven J. Gilbert...................................       198,773(6)             2.1%          9,308(6)        5.8%
Directors and Executive Officers as a
 Group (11 persons).................................     6,631,209(7)            60.0%        160,000         100.0%


            NAME AND ADDRESS OF OTHER 5%
             HOLDERS OF COMMON STOCK OR
            CONVERTIBLE PREFERRED STOCK
----------------------------------------------------
The Carlyle Group...................................     3,217,894(8)            29.9%        150,692(9)       94.2%
 1001 Pennsylvania Avenue, NW
 Washington, DC 20004-2505
National Patent Development Corp....................     2,947,972(2)(10)        30.8%          --            --
 9 West 57th Street, Suite 4170
 New York, NY 10019
BNFL, Inc...........................................     1,381,575(11)           12.6%          --            --
 9302 Lee Highway, Suite 950
 Fairfax, VA 22031
Soros Capital Offshore Partners LDC.................       198,773(12)            2.1%          9,308           5.8%
 c/o Curacao Company NV
 Grand Cayman, British West Indies

------------------------
 * The number of shares owned is less than one percent of the outstanding shares of Common Stock.

 (1) Messrs. D'Aniello and Conway are each Managing Directors of Carlyle and, as a result, may be deemed to beneficially own the shares of Common Stock and Convertible Preferred Stock beneficially owned by Carlyle. However, Messrs. D'Aniello and Conway disclaim beneficial ownership of such shares.

 (2) National Patent beneficially owns an aggregate of 2,947,972 outstanding shares of Common Stock of the Company. Based upon the capital stock of National Patent outstanding at February 22, 1996, Jerome I. Feldman and Martin M. Pollak, officers and directors of National Patent and directors of the Company, controlled in the aggregate approximately 9.9% of the voting power of all voting securities of National Patent. This percentage for Messrs. Feldman and Pollak would increase to approximately 45.0% if they exercised all the presently outstanding options to purchase shares of capital stock of National Patent held by them. Accordingly, Messrs. Feldman and Pollak, through the ownership of National Patent capital stock and through their positions as director and executive officers of National Patent, may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by National Patent. However, Messrs. Feldman and Pollak disclaim beneficial ownership of such shares.

 (3) Includes (i) 2,947,972 shares of Common Stock beneficially owned by National Patent, (ii) 40,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman and (iii) 11,000 shares of Common Stock held personally by Mr. Feldman. Mr. Feldman disclaims beneficial ownership of the shares of Common Stock owned by National Patent and his family.

 (4) Includes (i) 2,947,972 shares of Common Stock beneficially owned by National Patent, (ii) 40,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Pollak and (iii) 18,770 shares of Common Stock held personally by Mr. Pollak. Mr. Pollak disclaims beneficial ownership of the shares of Common Stock owned by National Patent.

 (5) Includes options to purchase 71,000 and 44,500 shares of Common Stock for Messrs. Prince and Shawver, respectively, which are exercisable within 60 days.

 (6) Mr. Gilbert is a Managing Director of Soros Capital, an affiliate of Soros Capital Offshore Partners LDC, and as a result may be deemed to own the shares of Common Stock and Convertible Preferred Stock beneficially owned by Soros Capital Offshore Partners LDC (hereinafter referred to as "Soros Capital"). However, Mr. Gilbert disclaims beneficial ownership of such shares.

 (7) Includes 1,472,800 shares that may be issued upon the exercise of options and warrants outstanding and beneficially owned by the executive officers and directors as a group.

 (8) Represents 2,040,616 shares of Common Stock purchased from National Patent in the Financing Transaction. Does not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 5,023,066 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, Carlyle would own 8,240,960 shares of Common Stock or 52.2% of the Common Stock. In all instances, the shares are owned by partnerships sponsored and controlled by Carlyle.

 (9) Represents shares of Convertible Preferred Stock acquired by Carlyle in the
    Financing  Transaction.  In   all  instances,  the   shares  are  owned   by
    partnerships sponsored and controlled by Carlyle.

(10) National Patent has granted to certain of its officers, directors and employees, options which are presently exercisable at an average price of $1.90 per share, to purchase 481,750 shares of the Company's Common Stock owned by it. If all of the options were exercised, National Patent would own 2,466,222 shares of Common Stock of the Company (25.8%).

(11) Represents shares of Common Stock issuable upon the conversion of the convertible debenture issued by the Company to BNFL, Inc. on November 7, 1995 for $10 million.

(12) Represents (i) 126,051 shares of Common Stock and (ii) 72,722 shares of Common Stock which may be acquired by Soros Capital upon the exercise of a presently exercisable option. These securities and the shares of Convertible Preferred Stock were acquired from Carlyle.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors of the Company has adopted resolutions declaring advisable and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 20,000,000 shares to 35,000,000 shares. The text of the proposed Certificate of Amendment is attached hereto as Annex A. The principal stockholders of the Company, who beneficially own and have the power to vote in excess of a majority of the Company's outstanding voting stock, have expressed their intention to vote in favor of the amendment. Thus, approval of the amendment is expected to occur whether or not any other stockholders vote in favor of or against the proposed amendment.

    Following stockholder adoption of the proposed amendment, approximately 15,600,000 shares of Common Stock will be available for issuance in excess of approximately 9,600,000 shares of outstanding Common Stock and approximately 9,800,000 shares of Common Stock reserved for issuance upon conversion of outstanding convertible securities and the exercise of outstanding options and warrants.

    The Company has filed a registration statement relating to the public offering of 2,500,000 shares of Common Stock to be sold by the Company and 1,100,000 shares of Common Stock to be sold by certain selling stockholders in an underwritten public offering to be managed by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Morgan Grenfell and Gruntal & Co., Incorporated. If the offering is completed, the proceeds of the offering will be used to expand the Company's waste treatment technology operations, including for working capital, funding of waste treatment technology projects, and research and development. The Company may use a portion of the net proceeds for the acquisition of businesses or technologies complementary to the Company's business, although no such acquisition is currently being negotiated or planned. The registration statement has not yet become effective and the offering will be made only by prospectus. Copies of the preliminary prospectus are available from the Company or the managing underwriters upon request.

    In addition to the planned public offering, the authorized shares of Common Stock in excess of the outstanding and reserved shares could be issued, in many cases without stockholder approval, for a variety of corporate purposes, including the raising of additional capital to support expansion of the Company's business, either through internally-generated growth, acquisitions or collaborative arrangements, and stock issuances in connection with the acquisition of other business organizations, employee incentive plans, and stock splits and stock dividends. While there are currently no commitments with respect to any future acquisitions or new collaborative arrangements, the Company's business strategy includes the expansion of its technologies and services, which may be effected through acquisitions or collaborative arrangements. The Company regularly reviews various acquisition prospects of businesses or technologies complementary to the Company's and periodically engages in discussions regarding such possible acquisitions or collaborations. Currently, the Company is not a party to any agreements or understandings regarding any material acquisitions or collaborative arrangements that would require issuance of any shares authorized by the proposed amendment. In addition, acquisitions involving stock issuances above certain enumerated thresholds would require stockholder approval under applicable rules of the Nasdaq Stock Market and in some circumstances Delaware law.

    The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interests of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

    The Board of Directors has declared advisable and recommends a vote "FOR" an amendment to the Company's Certificate of Incorporation effecting an increase in the authorized shares of Common Stock from 20,000,000 to 35,000,000 shares. The affirmative vote of a majority of the voting power of the outstanding voting stock will be required for adoption of the amendment. Holders of more than a majority of such voting power have expressed an intention to vote in favor of the amendment. Abstentions and broker non-votes will have the same effect as a vote against the amendment. Proxies solicited by the Board of Directors will be voted in favor of the amendment unless stockholders specify otherwise.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1997 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and proxy relating to that meeting no later than December 20, 1996 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no other matters to be presented for action at the meeting other than that mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GTS DURATEK, INC.

    GTS Duratek, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

        1. The name of the corporation (hereinafter called the "Corporation") is GTS Duratek, Inc.

        2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Paragraph FOURTH Article thereof in its entirety and substituting in lieu thereof the following:

       "4. The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) consisting of Five Million (5,000,000) shares of preferred stock, par value $.01 per share (hereinafter called the "Preferred Stock") and Thirty-Five Million (35,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock").

        3. The Board of Directors and the holders of the voting stock of the Corporation, at a special meeting called for the purpose, approved and adopted the amendment of the Certificate of Incorporation herein certified in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, GTS Duratek, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Robert E. Prince, its President, and attested by Diane R. Brown, its Secretary, this 16th day of April, 1996.

ATTEST:

-------------------------------------------   -------------------------------------------
Diane R. Brown                                Robert E. Prince
SECRETARY                                     PRESIDENT

                               GTS DURATEK, INC.
                               8955 GUILFORD ROAD
                                   SUITE 200
                            COLUMBIA, MARYLAND 21046

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  PROXY FOR COMMON AND PREFERRED STOCKHOLDERS

    Revoking  any such prior appointment, the undersigned hereby appoints Daniel
A. D'Aniello and Robert E. Prince and each of them, attorneys and agents, with power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Special Meeting of Stockholders of GTS Duratek, Inc., to be held at the offices of the Company, 8955 Guilford Road, Suite 200, Columbia, Maryland 21046 on Tuesday, April 16, 1996 at 10:00 a.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR":

    1. Approval of the amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company.

    2. Upon any other matters which may properly come before the meeting or any adjournment thereof.

    THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY AND ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.

    The undersigned hereby acknowledges receipt of a copy of the Company's Notice of Special Meeting and Proxy Statement relating to such Special Meeting.
                                                    ____________________________
                                                           (Signature)
                                                    ____________________________
                                                           (Signature)
                                                    Date _______________________

                                                    Please  mark, date  and sign
                                                    as your  name appears  above
                                                    and  return in  the enclosed
                                                    envelope.   If   acting   as
                                                    executor, administrator,
                                                    trustee, guardian, etc., you
                                                    should   so   indicate  when
                                                    signing. If the signer is  a
                                                    corporation, please sign the
                                                    full  corporate  name,  by a
                                                    duly authorized officer.  If
                                                    shares are held jointly each
                                                    shareholder   named   should
                                                    sign.